UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2009

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 9, 2009, the Board of Directors of Wilhelmina International, Inc. (“Wilhelmina”) withdrew the Notice of Annual Meeting of Stockholders (the “Notice”) included with Wilhelmina’s proxy statement filed with the Securities and Exchange Commission on April 30, 2009, as subsequently amended (the “Proxy Statement”).  Wilhelmina’s Board of Directors resolved to withdraw the Notice after taking into account objections of certain stockholders to the timing of the Annual Meeting of Stockholders (the “Annual Meeting”), which had been scheduled to be held on June 4, 2009.  The Board also reviewed a notification by one director that he believed that, in light of such objections, a special meeting of Wilhelmina’s Board of Directors held for the purpose of scheduling the Annual Meeting and addressing certain related matters was not appropriately convened in accordance with Wilhelmina’s Restated Bylaws.  Consequently, the Annual Meeting will not be held on June 4, 2009, as set forth in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John Murray
Name: John Murray
Title: Chief Financial Officer